UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2010

PACIFIC CAPITAL BANCORP

(Exact name of registrant as specified in its charter)

California	0-11113	95-3673456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

20 East Carrillo Street, 2nd Floor Santa Barbara, California	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 8, 2010, Pacific Capital Bancorp (the “Company”) received a written notification (“Notice”) from The NASDAQ Stock Market (“NASDAQ”) advising the Company that the closing bid price of the Company’s common stock (“Common Stock”) for the previous 30 consecutive business days had been below the minimum $1.00 per share (“Minimum Bid Price Requirement”) required for continued listing on the NASDAQ Global Select Market pursuant to NASDAQ Marketplace Rule 5450(a)(1) (“Rule”). The Notice has no immediate effect on the listing of the Common Stock on the NASDAQ Global Select Market.

Pursuant to NASDAQ Marketplace Rule 5810(c)(3)(A), the Company has been provided an initial grace period of 180 calendar days, or until April 6, 2011, to regain compliance with the Minimum Bid Price Requirement. The Notice further provides that NASDAQ will provide written confirmation stating that the Company has achieved compliance with the Rule if at any time before April 6, 2011, the bid price of the Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days. If the Company does not regain compliance with the Rule by April 6, 2011, NASDAQ will provide written notification to the Company that the Common Stock is subject to delisting from the NASDAQ Global Select Market. If the Company receives such notification, the Company will have an opportunity to appeal the determination to a NASDAQ Hearings Panel or to apply for a transfer of the listing for the Common Stock to the NASDAQ Capital Market if the Company satisfies all criteria for initial listing on the NASDAQ Capital Market, other than compliance with the Minimum Bid Price Requirement.

The Company intends to effect a reverse stock split in the near future for the primary purpose of increasing the market price of the Common Stock and making the Common Stock more attractive to a broader range of institutional and other investors. A reverse stock split could also serve as a means for regaining compliance with the Minimum Bid Price Requirement. There can be no assurance, however, that a reverse stock split will be completed in the near future or at all, or that a reverse stock split, if completed, would result in the closing bid price of the Common Stock exceeding the Minimum Bid Price Requirement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2010, the Company and its wholly-owned subsidiary, Pacific Capital Bank, N.A. (the “Bank”), entered into a First Amendment to Employment Agreement (the “Amendment”) with George S. Leis, pursuant to which Mr. Leis will continue to serve the Company and the Bank as President and Chief Operating Officer. The Amendment amends the Employment Agreement dated March 11, 2010 (the “Employment Agreement”) to reflect Mr. Leis’ current positions with the Company and the Bank and to eliminate the Separation and General Release Agreement attached to the Employment Agreement as Exhibit 1.

The foregoing summary is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description

10.1	First Amendment to Employment Agreement dated as of October 12, 2010, by and among Pacific Capital Bancorp, Pacific Capital Bank, N.A., and George S. Leis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CAPITAL BANCORP
(Registrant)

October 13, 2010	By:	/S/ MARK K. OLSON
Mark K. Olson
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	First Amendment to Employment Agreement dated as of October 12, 2010, by and among Pacific Capital Bancorp, Pacific Capital Bank, N.A., and George S. Leis.